UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   December 21, 2017

Wize Pharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52545	88-0445167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5b Hanagar Street, Hod Hasharon, Israel	4527708
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  +(972) 72-260-0536

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2017, Wize Pharma, Inc. (the “Company”) and Wize Pharma Ltd., its wholly owned subsidiary (“Wize Israel”), entered into an amendment (the “Loan Amendment”) to: (i) the convertible loan agreement between Wize Israel and Rimon Gold Assets Ltd. (“Rimon Gold”) entered into on March 20, 2016 (as amended on March 30, 2016 and as modified by the 2017 Loan Agreement (as defined below), the “2016 Loan Agreement”) whereby Rimon Gold extended a loan in the principal amount of NIS 2 million, which bears interest at an annual rate of 4% (the “2016 Loan”), and (ii) the convertible loan agreement (the “2017 Loan Agreement”) between Wize Israel, on the one hand, and Ridge Valley Corporation (“Ridge”), Rimon Gold and Shimshon Fisher (collectively, the “2017 Lenders”), on the other hand, originally entered into between Wize Israel and Ridge on January 12, 2017 and subsequently partially assigned to Rimon Gold and Shimshon Fisher, whereby each of the 2017 Lenders extended a loan in the principal amount of NIS 1 million and the aggregate principal amount of NIS 3 million, which bears interest at an annual rate of 4% (collectively, the “2017 Loan”, and together with the 2016 Loan, the “Loans”). As previously disclosed, the 2016 Loan Agreement grants to Rimon Gold a right to participate, up to NIS 3 million, in future financings by the Company at a price per Company share of NIS 0.21 for a period of 18 months following conversion (the “2016 Future Investment Right”). Also as previously disclosed, the 2017 Loan Agreement grants to the 2017 Lenders a right to make investments in the Company in an amount up to NIS 1.50 for each NIS 1.00 of their respective amount loaned under the 2017 Loan Agreement at a price per Company share equal to 120% of the 2017 Loan conversion price for a period of 18 months following conversion (the “2017 Future Investment Right” and, together with the 2016 Future Investment Right, the “Future Investment Rights”).

Pursuant to the Loan Amendment, (i) the maturity date of the Loans was extended from December 31, 2017 to December 31, 2018; (ii) the exercise period of the 2016 Future Investment Right was amended so that it shall expire on June 30, 2019; (iii) the exercise period of the 2017 Future Investment Right was amended so that it shall expire, without the need to first convert the 2017 Loan, on June 30, 2019; and (iv) the below terms of the Loans were amended to be denominated in U.S. dollars instead of NIS:

	2016 Loan	2017 Loan
Aggregate Principal Amount	$531,067	$822,144*
Conversion Price Per Company Share	$0.0407	$0.0463
Aggregate Maximum Future Investment Right	$796,601	$1,233,216**
Exercise Price of Future Investment Right	$0.0545	$0.0555

* Principal loan amount of $274,048 for each of the three 2017 Lenders.

** Maximum Future Investment Right of $411,072 for each of the three 2017 Lenders.

The foregoing description of the Loans and the Loan Amendment in this Form 8-K does not purport to be complete and is subject and qualified by reference to the full text of the 2016 Loan Agreement, Addendum to 2016 Loan Agreement, and 2017 Loan Agreement, unofficial English translations from Hebrew, are attached as Exhibits 10.21, 10.22 and 10.23, respectively, to the Company’s Registration Statement on Form S-4 filed with the SEC on July 27, 2017, and the Loan Amendment, an unofficial English translation from Hebrew, is attached as Exhibit 10.1 to this Form 8-K, each of which is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Letter Amendment to Convertible Loans, dated as of December 21, 2017, by and between Wize Pharma, Inc., Wize Pharma Ltd., Ridge Valley Corporation, Rimon Gold Assets Ltd. and Shimshon Fisher. (unofficial English translation from Hebrew)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wize Pharma, Inc.

Date: December 27, 2017	By:	/s/ Or Eisenberg
Name: Or Eisenberg
Title: Acting Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary

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